Exhibit (a)(1)(v)

U.S. Offer to Purchase for Cash
up to 194,651,345 outstanding Class B Shares
(including Class B Shares represented by American Depositary Shares, each American Depositary Share representing rights to five Class B Shares)
of
TRANSPORTADORA DE GAS DEL SUR S.A.
at
Ps. 18.39 per Class B Share (payable in U.S. dollars) (ISIN ARP9308R1039)
and
Ps. 91.95 per American Depositary Share (payable in U.S. dollars) (CUSIP 893870204)
by
GRUPO INVERSOR PETROQUÍMICA S.L.,
WST S.A.
and
PCT LLC

Pursuant to the U.S. Offer to Purchase dated December 30, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:00 A.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON JANUARY 31, 2017 (THE “EXPIRATION DATE”), AS MAY BE EXTENDED.

December 30, 2016

To Our Clients:

Enclosed for your consideration is an offer to purchase, dated December 30, 2016 (the “U.S. Offer to Purchase”) the related Form of Acceptance and letter of transmittal (the “Letter of Transmittal” and together with the U.S. Offer to Purchase, as amended or supplemented from time to time, the “Offer Documents”), and other related documents in connection with the offer by Grupo Inversor Petroquímica S.L., a limited company organized under the laws of Spain, WST S.A., a corporation organized under the laws of Argentina, and PCT LLC a limited liability company organized under the laws of the State of Delaware, United States of America (collectively, the “Offerors”), to purchase up to a total of 194,651,345 outstanding Class B shares of common stock, one peso (Ps. 1.00) nominal amount each per share (the “Class B Shares”), held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended), including Class B Shares represented by American Depositary Shares (each American Depositary Share representing rights to five (5) Class B Shares) (the “ADSs” and, together with the Class B Shares, the “Securities”), which represent twenty-four and one-half percent (24.5%) of the capital stock of Transportadora de Gas del Sur S.A., a corporation organized under the laws of Argentina (“TGS”), other than those held by the Offerors or their affiliates, in cash at a price of Ps. 18.39 per Class B Share (payable in U.S. dollars) and Ps. 91.95 per ADS (payable in U.S. dollars) (together, the “Offer Price”), in each case based on the Ps./U.S. dollar selling exchange rate reported by Banco de la Nación Argentina at the close of business on the Argentine Business Day (as defined in the U.S. Offer to Purchase) prior to the Expiration Date, as may be extended, in each case without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer”). U.S. holders tendering their Class B Shares and U.S. holders or non-U.S. holders tendering ADSs in the U.S. Offer will receive payment in U.S. dollars. U.S. holders can tender either Class B Shares or ADSs in the U.S. Offer and non-U.S. holders can only tender ADSs in the U.S. Offer. The U.S. Offer is being made in conjunction with an offer by the Offerors in Argentina for up to a total of 194,651,345 outstanding Class B Shares (but not ADSs) (whether or not held by U.S. holders), which represent twenty-four and one-half percent (24.5%) of the capital stock of TGS (the “Argentine Offer”, and together with the U.S. Offer, the “Offers”). The offer price in the Argentine Offer is Ps. 18.39 per Class B Share, payable in Argentine pesos under the terms described in the prospectus for the Argentine Offer. In no event will the Offerors purchase more than 194,651,345 Class B Shares (including Class B Shares represented by ADSs) in total in the Offers. If more than 194,651,345 Class B Shares (including Class B Shares represented by ADSs) are tendered in the Offers, Class B Shares and ADSs properly and timely tendered in the Offers and, in the case of tenders in the U.S. Offer, not properly withdrawn, may be subject to proration. See “THE TENDER OFFER—Section 1. Terms of the U.S. Offer and Expiration Date” in the U.S. Offer to Purchase. Non-U.S. holders will not be permitted to tender their Class B Shares (including Class B Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Argentine Offer. ADSs (whether or not held by U.S. holders (as defined in the U.S. Offer to Purchase)) may only be tendered in the U.S. Offer. The Offerors do not intend to change the Offer Price and, while the Offers are open, will not purchase or make any arrangements to purchase Securities other than pursuant to the Offers.

All terms not otherwise defined herein have the meaning set forth in the U.S. Offer to Purchase.

The U.S. Offer is not conditioned on any minimum number of Securities being tendered. However, the U.S. Offer is subject to other Conditions. See “THE TENDER OFFER—Section 13. Conditions of the U.S. Offer” in the U.S. Offer to Purchase.

We are (or our nominee is) the holder of record of Class B Shares or of ADSs held by us for your account. Regarding the Class B Shares, a tender of the Class B Shares can be made only by us as the holder of record and pursuant to your instructions. Regarding the ADSs, a tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. For holders of Class B Shares, the Form of Acceptance is furnished to you for your information only and cannot be used by you to tender Class B Shares held by us for your account. For holders of ADSs, the Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

Accordingly (i) for holders of Class B Shares, we request instructions as to whether you wish to have us tender on your behalf any or all of the Class B Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the U.S. Offer and (ii) for holders of ADSs, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account through Computershare Trust Company, N.A., as “U.S. Receiving Agent”, pursuant to the terms and subject to the conditions set forth in the Offer Documents.

Please note the following regarding holders of Class B Shares:

1. Any U.S. holder desiring to accept the U.S. Offer in respect of all or any portion of the held Class B Shares should complete Boxes 1 and 3 and, if appropriate, Box 4 and sign Box 2 of the Form of Acceptance in accordance with the instructions printed thereon. An accepting holder of Class B Shares should then submit the Form of Acceptance, together with a certificate issued by the Caja de Valores evidencing the transfer of the tendered Class B Shares to the U.S. Tendered Class B Shares Account to the U.S. Receiving Agent, by hand delivery at the address shown on the back cover of the U.S. Offer to Purchase during normal business hours no later than the Expiration Time on the Expiration Date, as may be extended. See “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of Class B Shares” in the U.S. Offer to Purchase.

2. After purchase by the Offerors of the Class B Shares tendered through the Argentine Custodian and receipt by U.S. Receiving Agent of payment of the consideration for those Class B Shares, the U.S. Receiving Agent will pay to the applicable U.S. holders of Class B Shares the Offer Price, settled in U.S. dollars, in cash, in each case without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase (See “THE TENDER OFFER—Section 11. Fees and Expenses” and “THE TENDER OFFER—Section 6. Certain U.S. Federal Income and Argentine Tax Consequences” in the U.S. Offer to Purchase). Payment for Class B Shares will be made by deposit of the Offer Price, without interest thereon net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, in U.S. dollars with the U.S. Receiving Agent and subsequent payment to tendering holders through the U.S. Receiving Agent by a check to be mailed to the address indicated.

3. U.S. federal income tax backup withholding at a rate of twenty-eight percent (28%) may be required, unless the required taxpayer identification information is provided.

The Offerors will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Class B Shares pursuant to the U.S. Offer other than those fees and commissions described in “THE TENDER OFFER—Section 11. Fees and Expenses” in the U.S. Offer to Purchase. In addition, the Offerors will not pay any transfer taxes payable on the transfer of Class B Shares to it. The Offerors will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the U.S. Offer and requests for copies of the enclosed materials should be addressed to Innisfree M&A Incorporated, the U.S. Information Agent for the U.S. Offer, at the addresses and telephone numbers set forth on the back cover page of the U.S. Offer to Purchase.

Please note the following regarding holders of ADSs:

1. In order to participate in the U.S. Offer, holders of ADSs may tender their ADSs through the U.S. Receiving Agent, in accordance with the instructions set forth in the Offer Documents. As an alternative to participating in the U.S. Offer through the U.S. Receiving Agent, an ADS holder that is a U.S. holder may also surrender its ADSs to The Bank of New York Mellon, as ADS depositary, withdraw the Class B Shares the rights to which underlie the ADSs from the ADS program and participate directly in (i) the U.S. Offer as a holder of Class B Shares, if a U.S. holder, or (ii) the Argentine Offer as a holder of Class B Shares, in either case allowing sufficient time to complete all necessary steps and make all required arrangements. See “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of Class B Shares” in the U.S. Offer to Purchase.

2. After purchase by the Offerors of the ADSs tendered through the U.S. Receiving Agent and receipt by the U.S. Receiving Agent of payment of the consideration for those ADSs, the U.S. Receiving Agent will pay to the applicable holders of ADSs the Offer Price, settled in U.S. dollars, in each case without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase (See “THE TENDER OFFER—Section 11. Fees and Expenses” and “THE TENDER OFFER—Section 6. Certain U.S. Federal Income and Argentine Tax Consequences” in the U.S. Offer to Purchase). ADS holders will receive the Offer Price for ADSs purchased in the U.S. Offer by means of delivery of funds to the account indicated or, in the case of ADSs held through The Depository Trust Company (“DTC”), by means of delivery of funds to the account maintained at DTC by the tendering participant.

3. U.S. federal income tax backup withholding at a rate of twenty-eight percent (28%) may be required, unless the required taxpayer identification information is provided. See Instruction 12 of the Letter of Transmittal.

4. Any holder of ADSs that wishes to tender ADSs through the U.S. Receiving Agent must do so no later than the Expiration Time on the Expiration Date, as may be extended. See “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of ADSs” in the U.S. Offer to Purchase.

5. In order to participate in the U.S. Offer through the U.S. Receiving Agent, the following must be delivered to the U.S. Receiving Agent on or prior to the Expiration Time on the Expiration Date, as may be extended: (a) American Depositary Receipts (“ADRs”) evidencing the tendered ADSs and the enclosed Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or (b) in the case of a book-entry transfer through DTC, an Agent’s Message (as defined in the Letter of Transmittal), in each case together with any other documents required by the U.S. Receiving Agent and in accordance with the instructions set forth in the Letter of Transmittal.

If you wish to have us tender any or all of the Class B Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the Instruction Form For Holders of Class B Shares enclosed herein. If you authorize the tender of the Class B Shares, all such Class B Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME ON THE EXPIRATION DATE, AS MAY BE EXTENDED.

If you wish to have us tender any or all of the ADSs held by us for your account through the U.S. Receiving Agent, please so instruct us by completing, executing, detaching and returning to us the Instruction Form For Holders of ADSs enclosed herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER THROUGH THE U.S. RECEIVING AGENT ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME ON THE EXPIRATION DATE, AS MAY BE EXTENDED.

Any inquiries you may have with respect to the U.S. Offer and requests for copies of the enclosed materials should be addressed to Innisfree M&A Incorporated, the U.S. Information Agent for the U.S. Offer, at the addresses and telephone numbers set forth on the back cover page of the U.S. Offer to Purchase.

The U.S. Offer is made solely by the U.S. Offer to Purchase and the related Offer Documents. The Offerors are not aware of any jurisdiction where the making of the U.S. Offer would not be in compliance with the laws of that jurisdiction. If the Offerors become aware of any jurisdiction in which the making of the U.S. Offer would not be in compliance with applicable law, the Offerors will make a good faith effort to comply with any such law. If, after such good faith effort, the Offerors cannot comply with any such law, the U.S. Offer will not be made to (nor will elections to tender Class B Shares or ADSs be accepted from or on behalf of) the holders of Class B Shares, and holders of ADSs, in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instruction Form For Holders of Class B Shares

The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated December 30, 2016, and the related Form of Acceptance in connection with the U.S. Offer.

This will instruct you to tender the number of Class B Shares indicated below (or if no number is indicated below, all Class B Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related Form of Acceptance.

Dated: , 2017	Number of Class B Shares to be tendered*

Signature(s)

Please Print Name(s)

Address(es)

Tel. No. (including Country and Area Codes)

Social Security No.
*	Unless otherwise indicated, it will be assumed that all the Class B Shares are to be tendered.

Instruction Form For Holders of ADSs

The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated December 30, 2016, and the related Letter of Transmittal in connection with the U.S. Offer.

This will instruct you to tender through Computershare Trust Company N.A., as U.S. Receiving Agent, the number of ADSs indicated below (or if no number is indicated below, all the ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related Letter of Transmittal.

Dated: , 2017	Number of ADSs*

Signature(s)

Please Print Name(s)

Address(es)

Tel. No. (including Country and Area Codes)

Social Security No.
*	Unless otherwise indicated, it will be assumed that all your ADSs are to be tendered.